Exhibit 99.1

The Scotts Miracle-Gro Company	NEWS

ScottsMiracle-Gro Announces Record Fiscal Year Earnings Per Share;
Strong 2017 Outlook Driven By Continued Progress Against ‘Project Focus’

•	Company-wide sales increase 7 percent in fourth quarter

•	Q4 consumer purchases increase 10 percent; full-year purchases up 2%

•	Company-wide full year gross margin improves 180 basis points

•	GAAP EPS from continuing operations: $4.09; Pro forma adjusted EPS: $3.75

•	2017 Guidance: Adjusted EPS of $4.10 to $4.30 on sales growth of 6 to 7%

MARYSVILLE, Ohio (November 3, 2016) - The Scotts Miracle-Gro Company (NYSE: SMG), the world’s leading marketer of branded consumer lawn and garden products, today announced fiscal 2016 financial results highlighted by record full-year earnings per share driven by ongoing consumer demand for core products, margin improvement and double-digit growth in hydroponics.

For the year ended September 30, 2016, company-wide reported net sales increased 4 percent to $2.84 billion. Acquisitions and strong consumer demand for core lawn and garden products helped drive a 7 percent increase in fourth quarter sales versus the same period a year ago.

GAAP income from continuing operations for the full year was $4.09 per share compared with $2.23 per share in the prior year. Pro forma adjusted earnings, which exclude impairment, restructuring and other one-time charges, were $3.75 per share compared with $3.53 per share a year ago. The 2016 results include dilution of $0.22 per share from the company’s minority equity investment in its joint venture with TruGreen.

“This was an outstanding season and a giant step forward in the execution of our long-term strategic plan,” said Jim Hagedorn, chairman and chief executive officer. “Not only did our core business have an exceptional recovery after weather-related challenges at the peak of the season, we also completed the joint venture between Scotts LawnService and TruGreen, closed on two major hydroponics acquisitions and created a new partnership with Bonnie Plants. As we enter Year 2 of ‘Project Focus,’ we will continue with the reconfiguration of our portfolio to add emphasis on our core U.S. consumer business and emerging high-growth opportunities under the Hawthorne Gardening Company umbrella.

“Overall, we remain optimistic about our company-wide growth prospects for 2017 and remain on track to achieve our long-term operating margin goal of 18 percent.”

Fourth quarter details
Company-wide sales increased 7 percent to 402.3 million, or 8 percent excluding the impact of foreign exchange rates. The quarter had five fewer days than the same quarter a year ago due to shift in the company’s fiscal calendar in 2016. That shift negatively impacted sales by $37 million in the quarter, $27 million of which impacted the U.S. Consumer segment. As a result, U.S. Consumer sales decreased 1 percent in the quarter to $277.8 million. Those same factors, along with the closure of a small UK-based business, impacted the Europe Consumer business where sales declined to $37.3 million compared with $43.8 million. Sales in the “Other” segment increased 70 percent to $87.2 million, primarily due to growth within The Hawthorne Gardening Company.

For the quarter, the company-wide GAAP and adjusted gross margin rate was 24.8 percent and 25.3 percent respectively, compared with 24.2 percent and 25.0 percent, respectively, a year ago. The year-over-year difference was primarily attributable to lower commodity costs and improvements in distribution. SG&A increased 7 percent to $131.0 million due mostly to acquisitions and higher variable compensation.

The Company reported a seasonal loss from continuing operations on a GAAP basis of $20.2 million or $0.33 per share, compared with a loss of $41.3 million, or $0.65 per share. The loss on a pro forma adjusted basis was $18.6 million, or $0.30 per share, compared with $7.4 million, or $0.12 per share.

“The only area of disappointment in the quarter was related to operating results from our joint venture with TruGreen,” Hagedorn said. “Lower-than-expected sales caused a higher level of dilution than we had expected, however, the business remains on track to achieve the cost synergies outlined when the JV was announced.”

Year-to-Date Details
Company-wide sales increased 4 percent to $2.84 billion, compared to $2.73 billion a year ago, or 5 percent excluding the impact of foreign exchange rates. The shift in the fiscal calendar had no impact on full-year results. Sales in the U.S. Consumer segment increased 2 percent, to $2.19 billion. Europe Consumer declined 10 percent, or 6 percent excluding the impact of foreign exchange rates, to $274.2 million. The “Other” segment increased 33 percent to $374.5 million due to acquisition and growth activity within The Hawthorne Gardening Company.

The GAAP and adjusted gross margin rates on a year-to-date basis were 35.1 percent and 35.4 percent, respectively, compared with 33.3 percent and 33.7 percent, respectively, a year ago. SG&A was $597.1 million, a 4 percent increase from 2015 primarily related to deal costs and expenses from acquired businesses.

GAAP income from continuing operations was $253.3 million or $4.09 per share, compared with $137.8 million or $2.23 per share. Pro forma adjusted earnings were $232.6 million, or $3.75 per share, compared with $219.3 million, or $3.53 per share a year ago. Those results exclude impairment, restructuring and other one-time charges, including costs and subsequent insurance recoveries related to the Bonus S product remediation and consumer complaint matter in 2015. Also, excluded from the pro forma adjusted results is a one-time gain in 2016 of $84.3 million related to the contribution of Scotts LawnService to a joint venture with TruGreen, and $11.7 million of Scotts’ share of non-recurring integration and restructuring charges and transaction related costs associated with the joint venture.  As part of the transaction with TruGreen, the Company received a $196.0 million cash distribution.

2017 Outlook
The Company also provided detailed guidance for fiscal 2017 that includes projected sales growth of 6 to 7 percent, gross margin rate improvement of 50-100 basis points and SG&A growth in line with sales. Adjusted earnings per share is expected between $4.10 and $4.30.

“Our business has had a solid multi-year run of predictable growth and steady improvement in net income, and we’re confident we’ll see that again in 2017,” Coleman said. “We expect our core business to continue growing in the low single digits and be supplemented by higher levels of growth from Hawthorne.

“As a result of the recent operating challenges with TruGreen, we are taking a conservative approach in our assumptions related to equity income next year. However, the combination of favorable commodity costs, strong expense control and incremental pricing should continue to support margin improvement and double digit EPS growth in 2017.”

Conference Call and Webcast Scheduled for 9:00 a.m. ET Today, November 3

The Company will discuss results during a webcast and conference call today at 9:00 a.m. Eastern Time. Conference call participants should call 888-394-8206 (Conference Code:1007538) A live webcast of the call will be available on the investor relations section of the Company's website at http://investor.scotts.com.  An archive of the webcast, as well as any accompanying financial information regarding any non-GAAP financial measures discussed by the Company during the call, will remain available for at least 12 months. In addition, a replay of the call can be heard by calling 888-203-1112. The replay will be available for 30 days.

About ScottsMiracle-Gro
The Scotts Miracle-Gro Company is the world's largest marketer of branded consumer products for lawn and garden care. The Company's brands are the most recognized in the industry. In the U.S., the Company's Scotts®, Miracle-Gro® and Ortho® brands are market-leading in their categories, as is the consumer Roundup® brand, which is marketed near worldwide by Scotts and owned by Monsanto. In the U.S., we maintain a minority interest in TruGreen®, the largest residential lawn care service business, and in Bonnie Plants®, the largest marketer of edible gardening plants in retail channels. In Europe, the Company's brands include Weedol®, Pathclear®, Evergreen®, Levington®, Miracle-Gro®, KB®, Fertiligène® and Substral®. For additional information, visit us at www.scotts.com.

Cautionary Note Regarding Forward-Looking Statements
Statements contained in this press release, other than statements of historical fact, which address activities, events and developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are “forward-looking statements” within the meaning of the U.S. federal securities laws that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “guidance,” “outlook,” “projected,” “believe,” “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:

•	Compliance with environmental and other public health regulations could increase the Company’s costs of doing business or limit the Company’s ability to market all of its products;

•	Increases in the prices of raw materials and fuel costs could adversely affect the Company’s results of operations;

•	The highly competitive nature of the Company’s markets could adversely affect its ability to maintain or grow revenues;

•
Because of the concentration of the Company’s sales to a small number of retail customers, the loss of one or more of, or significant reduction in orders from, its top customers could adversely affect the Company’s financial results;

•	Adverse weather conditions could adversely impact financial results;

•	The Company’s international operations make the Company susceptible to fluctuations in currency exchange rates and to other costs and risks associated with international regulation;

•	The Company may not be able to adequately protect its intellectual property and other proprietary rights that are material to the Company’s business;

•	If Monsanto Company were to terminate the Marketing Agreement for consumer Roundup products, the Company would lose a substantial source of future earnings and overhead expense absorption;

•	Hagedorn Partnership, L.P. beneficially owns approximately 27% of the Company’s common shares and can significantly influence decisions that require the approval of shareholders;

•
The Company may pursue acquisitions, dispositions, investments, dividends, share repurchases and/or other corporate transactions that it believes will maximize equity returns of its shareholders but may involve risks.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

Contact:
Jim King
Senior Vice President
Investor Relations & Corporate Affairs
(937) 578-5622

THE SCOTTS MIRACLE-GRO COMPANY
Condensed Consolidated Statements of Operations
(In millions, except for per common share data)
(Unaudited)

		Three Months Ended			Twelve Months Ended
	Footnotes	September 30, 2016	September 30, 2015	% Change	September 30, 2016	September 30, 2015	% Change
Net sales		$402.3	$375.4	7%	$2,836.1	$2,728.0	4%
Cost of sales		300.4	281.6		1,833.0	1,813.4
Cost of sales—impairment, restructuring and other		2.2	3.0		7.7	6.6
Gross profit		99.7	90.8	10%	995.4	908.0	10%
% of sales		24.8%	24.2%		35.1%	33.3%
Operating expenses:
Selling, general and administrative		131.0	121.9	7%	597.1	571.4	4%
Impairment, restructuring and other		4.5	22.6		(47.2)	76.6
Other (income) expense, net		(6.7)	0.3		(13.8)	(2.1)
Income (loss) from operations		(29.1)	(54.0)	46%	459.3	262.1	75%
% of sales		(7.2)%	(14.4)%		16.2%	9.6%
Equity in income of unconsolidated affiliates	(3)	(11.3)	—		(7.8)	—
Costs related to refinancing		—	—		8.8	—
Interest expense		13.3	11.5		65.6	50.5
Income (loss) from continuing operations before income taxes		(31.1)	(65.5)	53%	392.7	211.6	86%
Income tax expense (benefit) from continuing operations		(10.9)	(24.2)		139.4	73.8
Income (loss) from continuing operations		(20.2)	(41.3)	51%	253.3	137.8	84%
Income (loss) from discontinued operations, net of tax	(3)	(1.7)	16.7		66.5	20.9
Net income (loss)		$(21.9)	$(24.6)		$319.8	$158.7
Net loss attributable to noncontrolling interest		0.3	1.0		0.5	1.1
Net income (loss) attributable to controlling interest		$(21.6)	$(23.6)		$320.3	$159.8

Basic income (loss) per common share:	(1)
Income (loss) from continuing operations		$(0.33)	$(0.65)	49%	$4.15	$2.27	83%
Income (loss) from discontinued operations		(0.03)	0.27		1.09	0.35
Net income (loss)		$(0.36)	$(0.38)		$5.24	$2.62

Diluted income (loss) per common share:	(2)
Income (loss) from continuing operations		$(0.33)	$(0.65)	49%	$4.09	$2.23	83%
Income (loss) from discontinued operations		(0.03)	0.27		1.08	0.34
Net income (loss)		$(0.36)	$(0.38)		$5.17	$2.57

Common shares used in basic income (loss) per share calculation		60.6	61.4	(1)%	61.1	61.1	—%
Common shares and potential common shares used in diluted income (loss) per share calculation		60.6	61.4	(1)%	62.0	62.2	—%

Non-GAAP results:
Adjusted net income (loss) attributable to controlling interest from continuing operations	(4)	$(19.0)	$(24.1)	21%	$241.6	$197.4	22%
Adjusted diluted income (loss) per common share from continuing operations	(2) (4)	$(0.31)	$(0.39)	21%	$3.90	$3.17	23%
Pro Forma Adjusted Earnings (Loss)	(3) (4)	$(18.6)	$(7.4)	(151)%	$232.6	$219.3	6%
Pro Forma Adjusted Earnings (Loss) per common share	(3) (4)	$(0.30)	$(0.12)	(150)%	$3.75	$3.53	6%
Adjusted EBITDA	(4) (5)	$5.6	$19.8	(72)%	$517.4	$471.8	10%
Note: See accompanying footnotes on page 10

THE SCOTTS MIRACLE-GRO COMPANY
Net Sales and Income (Loss) from Continuing Operations before Income Taxes by Segment
(In millions)
(Unaudited)

The Company divides its business into three reportable segments: U.S. Consumer, Europe Consumer and Other. These segments differ from those used in prior periods due to the change in the Company’s internal organization structure associated with Project Focus, which is a series of initiatives announced in the first quarter of fiscal 2016 designed to maximize the value of the Company’s non-core assets and concentrate its focus on emerging categories of the lawn and garden industry in its core U.S. business. On April 13, 2016, as part of this project, the Company completed the contribution of the Scotts lawn service business (the “SLS Business”) to a newly formed subsidiary of TruGreen Holding Corporation (the “Joint Venture”) in exchange for a minority equity interest of approximately 30% in the Joint Venture. As a result, effective in its second quarter of fiscal 2016, the Company classified its results of operations for all periods presented to reflect the SLS Business as a discontinued operation and classified the assets and liabilities of the SLS Business as held for sale. The prior period amounts have been reclassified to conform with the new segments. This division of reportable segments is consistent with how the segments report to and are managed by the chief operating decision maker of the Company. U.S. Consumer consists of the Company’s consumer lawn and garden business located in the geographic United States. Europe Consumer consists of the Company’s consumer lawn and garden business located in geographic Europe. Other consists of the Company’s consumer lawn and garden business in geographies other than the U.S. and Europe, the Company’s indoor, urban and hydroponics gardening business, and revenues and expenses associated with the Company’s supply agreements with Israel Chemicals, Ltd. Corporate consists of general and administrative expenses and certain other income/expense items not allocated to the business segments.

Segment performance is evaluated based on several factors, including income (loss) from continuing operations before amortization, impairment, restructuring and other charges, which is not a generally accepted accounting principle (“GAAP”) measure. Senior management uses this measure of operating profit (loss) to evaluate segment performance because the Company believes this measure is indicative of performance trends and the overall earnings potential of each segment.

	Three Months Ended			Twelve Months Ended
	September 30, 2016	September 30, 2015	% Change	September 30, 2016	September 30, 2015	% Change
Net Sales:
U.S. Consumer	$277.8	$280.2	(1)%	$2,187.4	$2,141.8	2%
Europe Consumer	37.3	43.8	(15)%	274.2	304.7	(10)%
Other	87.2	51.4	70%	374.5	281.5	33%
Consolidated	$402.3	$375.4	7%	$2,836.1	$2,728.0	4%

Income (Loss) from Continuing Operations before Income Taxes:
U.S. Consumer	$12.8	$9.3	38%	$500.4	$439.2	14%
Europe Consumer	(10.7)	(9.8)	(9)%	13.5	14.1	(4)%
Other	3.8	(1.9)	300%	20.8	12.3	69%
Segment Total	5.9	(2.4)		534.7	465.6
Corporate	(22.9)	(22.5)		(96.8)	(98.5)
Intangible asset amortization	(5.4)	(4.1)		(18.0)	(15.0)
Impairment, restructuring and other	(1.4)	(25.0)		27.7	(90.0)
Equity in income of unconsolidated affiliates	6.0	—		19.5	—
Costs related to refinancing	—	—		(8.8)	—
Interest expense	(13.3)	(11.5)		(65.6)	(50.5)
Consolidated	$(31.1)	$(65.5)	53%	$392.7	$211.6	86%

THE SCOTTS MIRACLE-GRO COMPANY
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	September 30, 2016	September 30, 2015

ASSETS
Current assets:
Cash and cash equivalents	$50.1	$71.4
Accounts receivable, net	370.6	310.6
Inventories	448.2	395.8
Assets held for sale	—	220.3
Prepaids and other current assets	114.0	121.1
Total current assets	982.9	1,119.2
Investments in unconsolidated affiliates	101.0	—
Property, plant and equipment, net	470.8	444.1
Goodwill	373.2	283.8
Intangible assets, net	750.9	655.1
Other assets	130.8	25.0
Total assets	$2,809.6	$2,527.2
LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt	$185.0	$132.6
Accounts payable	166.7	193.1
Liabilities held for sale	—	41.7
Other current liabilities	239.6	251.2
Total current liabilities	591.3	618.6
Long-term debt	1,131.1	1,025.0
Other liabilities	357.0	250.5
Total liabilities	2,079.4	1,894.1
Equity	730.2	633.1
Total liabilities and equity	$2,809.6	$2,527.2

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items (4)
(In millions, except per common share data)
(Unaudited)

		Three Months Ended September 30, 2016			Three Months Ended September 30, 2015
	Footnotes	As Reported	Impairment, Restructuring and Other	Adjusted	As Reported	Impairment, Restructuring and Other	Adjusted
Net sales		$402.3	$—	$402.3	$375.4	$2.1	$373.3
Cost of sales		300.4	—	300.4	281.6	1.5	280.1
Cost of sales—impairment, restructuring and other		2.2	2.2	—	3.0	3.0	—
Gross profit		99.7	(2.2)	101.9	90.8	(2.4)	93.2
% of sales		24.8%		25.3%	24.2%		25.0%
Operating expenses:
Selling, general and administrative		131.0	—	131.0	121.9	—	121.9
Impairment, restructuring and other		4.5	4.5	—	22.6	22.6	—
Other (income) expense, net		(6.7)	—	(6.7)	0.3	—	0.3
Loss from operations		(29.1)	(6.7)	(22.4)	(54.0)	(25.0)	(29.0)
% of sales		(7.2)%		(5.6)%	(14.4)%		(7.8)%
Equity in income of unconsolidated affiliates	(3)	(11.3)	(5.3)	(6.0)	—	—	—
Loss from continuing operations before interest expense and income taxes		(17.8)	(1.4)	(16.4)	(54.0)	(25.0)	(29.0)
% of sales		(4.4)%		(4.1)%	(14.4)%		(7.8)%
Interest expense		13.3	—	13.3	11.5	—	11.5
Loss from continuing operations before income taxes		(31.1)	(1.4)	(29.7)	(65.5)	(25.0)	(40.5)
Income tax benefit from continuing operations		(10.9)	(0.5)	(10.4)	(24.2)	(8.8)	(15.4)
Loss from continuing operations		(20.2)	(0.9)	(19.3)	(41.3)	(16.2)	(25.1)
Net loss attributable to noncontrolling interest		0.3	—	0.3	1.0	—	1.0
Net loss attributable to controlling interest from continuing operations		$(19.9)	$(0.9)	$(19.0)	$(40.3)	$(16.2)	$(24.1)
Basic loss per common share from continuing operations		$(0.33)	$(0.02)	$(0.31)	$(0.65)	$(0.26)	$(0.39)
Diluted loss per common share from continuing operations		$(0.33)	$(0.02)	$(0.31)	$(0.65)	$(0.26)	$(0.39)
Common shares used in basic loss per share calculation		60.6	60.6	60.6	61.4	61.4	61.4
Common shares and potential common shares used in diluted loss per share calculation		60.6	60.6	60.6	61.4	61.4	61.4
Calculation of Adjusted EBITDA (4) (5) :
Loss from continuing operations		$(20.2)			$(41.3)
Income tax benefit from continuing operations		(10.9)			(24.2)
Income (loss) from discontinued operations, net of tax		(1.7)			16.7
Income tax expense (benefit) from discontinued operations		(1.5)			10.9
Adjustment to gain on contribution of SLS Business, net of tax		2.1			—
Adjustment to income tax expense from gain on contribution of SLS Business		1.1			—
Interest expense		13.3			11.5
Depreciation		13.6			13.2
Amortization		5.6			5.3
Impairment, restructuring and other from continuing operations		1.4			25.0
Mark-to-market adjustments on derivatives		—			—
Expense on certain leases		0.9			0.9
Share-based compensation expense		1.9			1.8
Adjusted EBITDA		$5.6			$19.8
Note: See accompanying footnotes on page 10

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items (4)
(In millions, except per common share data)
(Unaudited)

		Twelve Months Ended September 30, 2016				Twelve Months Ended September 30, 2015
	Footnotes	As Reported	Impairment, Restructuring and Other	Costs Related to Refinancing	Adjusted	As Reported	Impairment, Restructuring and Other	Adjusted
Net sales		$2,836.1	$—	$—	$2,836.1	$2,728.0	$(8.5)	$2,736.5
Cost of sales		1,833.0	0.1	—	1,832.9	1,813.4	(1.7)	1,815.1
Cost of sales—impairment, restructuring and other		7.7	7.7	—	—	6.6	6.6	—
Gross profit		995.4	(7.8)	—	1,003.2	908.0	(13.4)	921.4
% of sales		35.1%			35.4%	33.3%		33.7%
Operating expenses:
Selling, general and administrative		597.1	—	—	597.1	571.4	—	571.4
Impairment, restructuring and other		(47.2)	(47.2)	—	—	76.6	76.6	—
Other income, net		(13.8)	—	—	(13.8)	(2.1)	—	(2.1)
Income from operations		459.3	39.4	—	419.9	262.1	(90.0)	352.1
% of sales		16.2%			14.8%	9.6%		12.9%
Equity in income of unconsolidated affiliates	(3)	(7.8)	11.7	—	(19.5)	—	—	—
Income from continuing operations before interest expense and income taxes		467.1	27.7	—	439.4	262.1	(90.0)	352.1
% of sales		16.5%			15.5%	9.6%		12.9%
Costs related to refinancing		8.8	—	8.8	—	—	—	—
Interest expense		65.6	—	—	65.6	50.5	—	50.5
Income from continuing operations before income taxes		392.7	27.7	(8.8)	373.8	211.6	(90.0)	301.6
Income tax expense from continuing operations		139.4	9.8	(3.1)	132.7	73.8	(31.5)	105.3
Income from continuing operations		253.3	17.9	(5.7)	241.1	137.8	(58.5)	196.3
Net loss attributable to noncontrolling interest		0.5	—	—	0.5	1.1	—	1.1
Net income attributable to controlling interest from continuing operations		$253.8	$17.9	$(5.7)	$241.6	$138.9	$(58.5)	$197.4
Basic income per common share from continuing operations		$4.15	$0.29	$(0.09)	$3.95	$2.27	$(0.96)	$3.23
Diluted income per common share from continuing operations		$4.09	$0.28	$(0.09)	$3.90	$2.23	$(0.94)	$3.17
Common shares used in basic income per share calculation		61.1	61.1	61.1	61.1	61.1	61.1	61.1
Common shares and potential common shares used in diluted income per share calculation		62.0	62.0	62.0	62.0	62.2	62.2	62.2
Calculation of Adjusted EBITDA (4) (5) :
Income from continuing operations		$253.3				$137.8
Income tax expense from continuing operations		139.4				73.8
Income from discontinued operations, net of tax		66.5				20.9
Income tax expense from discontinued operations		44.6				11.6
Gain on contribution of SLS Business, net of tax		(84.3)				—
Income tax expense from gain on contribution of SLS Business		(55.1)				—
Costs related to refinancing		8.8				—
Interest expense		65.6				50.5
Depreciation		53.8				51.4
Amortization		19.7				17.6
Impairment, restructuring and other from continuing operations		(27.7)				90.0
Impairment, restructuring and other from discontinued operations		13.6				1.5
Expense on certain leases		3.6				3.5
Share-based compensation expense		15.6				13.2
Adjusted EBITDA		$517.4				$471.8
Note: See accompanying footnotes on page 10

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items (4)
(In millions, except per common share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Calculation of Pro Forma Adjusted Earnings:
Income (loss) from continuing operations	$(20.2)	$(41.3)	$253.3	$137.8
Net loss attributable to noncontrolling interest	0.3	1.0	0.5	1.1
Net income (loss) attributable to controlling interest from continuing operations	$(19.9)	$(40.3)	$253.8	$138.9
Impairment, restructuring and other, net of tax	(0.9)	(16.2)	17.9	(58.5)
Costs related to refinancing, net of tax	—	—	(5.7)	—
Adjusted net income (loss) attributable to controlling interest from continuing operations	$(19.0)	$(24.1)	$241.6	$197.4
Income (loss) from discontinued operations, net of tax	(1.7)	16.7	66.5	20.9
Loss (gain) on contribution of SLS Business, net of tax	2.1	—	(84.3)	—
Income (loss) from SLS Business in discontinued operations, net of tax	0.4	16.7	(17.8)	20.9
Impairment, restructuring and other from SLS Business in discontinued operations, net of tax	—	—	8.8	1.0
Pro Forma Adjusted Earnings (Loss)	$(18.6)	$(7.4)	$232.6	$219.3

Diluted income (loss) per common share from continuing operations	$(0.33)	$(0.65)	$4.09	$2.23
Impairment, restructuring and other, net of tax	(0.02)	(0.26)	0.28	(0.94)
Costs related to refinancing, net of tax	—	—	(0.09)	—
Adjusted diluted income (loss) per common share from continuing operations	$(0.31)	$(0.39)	$3.90	$3.17
Income (loss) from SLS Business in discontinued operations, net of tax	0.01	0.27	(0.29)	0.34
Impairment, restructuring and other from SLS Business in discontinued operations, net of tax	—	—	0.14	0.02
Pro Forma Adjusted Earnings (Loss) per common share	$(0.30)	$(0.12)	$3.75	$3.53
Common shares and potential common shares used in Pro Forma Adjusted Earnings (Loss) per share calculation	60.6	61.4	62.0	62.2
Note: See accompanying footnotes on page 10

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

(1)
Basic income (loss) per common share amounts are calculated by dividing income (loss) from continuing operations, income (loss) from discontinued operations and net income (loss) attributable to controlling interest by the weighted average number of common shares outstanding during the period.

(2)
Diluted income (loss) per common share amounts are calculated by dividing income (loss) from continuing operations, income (loss) from discontinued operations and net income (loss) attributable to controlling interest by the weighted average number of common shares, plus all potential dilutive securities (common stock options, stock appreciation rights, performance shares, performance units, restricted stock and restricted stock units) outstanding during the period.

(3)
On April 13, 2016, pursuant to the terms of the Contribution and Distribution Agreement, by and among the Company and TruGreen Holding Corporation (“TruGreen Holdings”), the Company completed the contribution of the Scotts lawn service business (the “SLS Business”) to a newly formed subsidiary of TruGreen Holdings (the “Joint Venture”) in exchange for a minority equity interest of approximately 30% in the Joint Venture. As a result, effective in its second quarter of fiscal 2016, the Company classified its results of operations for all periods presented to reflect the SLS Business as a discontinued operation. The Company’s after-tax gain on the contribution of $84.3 million has been recorded within results from discontinued operations for fiscal 2016. The Company’s approximately 30% interest in the Joint Venture has been accounted for using the equity method of accounting, with the Company's proportionate share of Joint Venture earnings reflected in the consolidated statements of operations. Adjusted Earnings excludes charges or credits relating to transaction related costs, restructurings and other discrete projects or transactions including a non-cash fair value write down adjustment related to deferred revenue and advertising as part of the transaction accounting that are apart from and not indicative of the results of the operations of the Joint Venture.

(4)
The Reconciliation of Non-GAAP Disclosure Items includes the following non-GAAP financial measures:

Adjusted net income (loss) attributable to controlling interest from continuing operations and adjusted diluted income (loss) per common share attributable to controlling interest from continuing operations (“Adjusted Earnings”) — These measures exclude charges or credits relating to impairments, restructurings, discontinued operations and other unusual items such as costs or gains related to discrete projects or transactions that are apart from and not indicative of the results of the operations of the business.

Adjusted EBITDA — This measure is calculated as income (loss) before interest, taxes, depreciation and amortization as well as certain other items such as the impact of the cumulative effect of changes in accounting, costs associated with debt refinancing and other non-recurring or non-cash items affecting net income (loss). The Company believes this measure provides additional information for determining our ability to meet debt service requirements. The presentation of adjusted EBITDA herein is intended to be consistent with the calculation of that measure as required by our borrowing arrangements, and used to calculate a leverage ratio (maximum of 4.50 at September 30, 2016) and an interest coverage ratio (minimum of 3.00 for the twelve months ended September 30, 2016). The Company was in compliance with the terms of all debt covenants at September 30, 2016.

Pro Forma Adjusted Earnings (Loss) and Pro Forma Adjusted Earnings (Loss) per common share — These measures are calculated as net income (loss) attributable to controlling interest, excluding charges or credits relating to impairments, restructurings and other unusual items such as costs or gains related to discrete projects or transactions that are apart from and not indicative of the results of the operations of the business. This measure also includes income (loss) from discontinued operations related to the SLS Business; however, excludes the gain on the contribution of the SLS Business to the Joint Venture.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures used in managing the business may provide users of this financial information additional meaningful comparison between current results and results in prior operating periods. The Company believes that these non-GAAP financial measures are indicative of the Company’s ongoing earnings capabilities and that disclosure of these non-GAAP financial measures therefore provides useful information to investors and other users of its financial statements, such as lenders. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

(5)
In the fourth quarter of fiscal 2015, the Company changed its calculation of adjusted EBITDA to reflect the measure as defined in our fourth amended credit agreement. Prior periods have not been adjusted as they reflect the presentation consistent with the calculation as required by our borrowing arrangements in place at that time. The revised calculation adds adjustments for share-based compensation expense, expense on certain leases, and impairment, restructuring and other charges (including cash and non-cash charges) and no longer includes an adjustment for mark-to-market adjustments on derivatives.